Exhibit 99.3

GEEKNET, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements of Geeknet, Inc. (the “Company”) and Treehouse Brand Stores, LLC ("Treehouse") have been prepared to give effect to the acquisition of substantially all the assets and the assumption of certain related liabilities of Treehouse by the Company pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”), with Treehouse and Jed Seigle, the sole manager and 98% owner of Treehouse. On August 1, 2014, the Company completed its previously announced acquisition of substantially all the assets and certain liabilities of Treehouse in exchange for initial cash consideration of $1.5 million. In addition, the Company will pay Treehouse up to an additional $2.0 million in cash earn-out payments based on the achievement of certain specified performance metrics through 2015. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2014, and the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2014, and for the year ended December 31, 2013 are presented herein to reflect the acquisition.

The unaudited pro forma condensed consolidated balance sheet combines the consolidated balance sheet of the Company and the balance sheet of Treehouse as of June 30, 2014 and gives effect to the acquisition as if it had been completed on June 30, 2014, including any adjustments to fair value required. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2014 and the year ended December 31, 2013 combines the historical results of the Company and the historical results of Treehouse and gives effect to the acquisition as if it had occurred on January 1, 2013.

The historical consolidated financial information of the Company and Treehouse has been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the consolidated results. The unaudited pro forma condensed consolidated financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The actual financial position or results of operations reported by the consolidated company in periods following the acquisition may differ significantly from those reflected in these unaudited pro forma condensed consolidated financial statements for a number of reasons, including but not limited to the impact and benefits of the acquisition, cost savings from operating efficiencies, synergies and the incremental costs incurred in successfully integrating and operating the Treehouse business. The unaudited pro forma condensed consolidated financial statements presented are based upon available information and assumptions that the Company believes are reasonable. The unaudited pro forma condensed consolidated financial statements are based upon the respective historical financial information of the Company and Treehouse, and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed consolidated financial statements;

•
the separate historical audited consolidated financial statements of the Company as of December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012, and 2011 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2014;

•
the separate historical unaudited consolidated financial statements of the Company as of June 30, 2014 and December 31, 2013 and for the three and six months ended June 30, 2014 and June 30, 2013 included in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 1, 2014;

•
the separate historical audited financial statements of Treehouse as of December 31, 2013, and for the year then ended, and the unaudited financial statements as of and for the six months ended June 30, 2014 included in Exhibits 99.1 and 99.2, respectively, of this Current Report on Form 8-K/A.

These unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and do not purport to represent what the financial position or results of operations would actually have been if the acquisition had occurred as of the dates indicated or what such financial position or results will be for any future periods.

The unaudited pro forma condensed consolidated financial statements were prepared using the purchase method of accounting, whereby the Company is treated as the acquiring entity. Accordingly, consideration paid by the Company to complete the acquisition was allocated to Treehouse’s assets and liabilities based upon their estimated fair values as of June 30, 2014. The pro forma purchase price adjustments are preliminary, subject to further adjustments as additional information becomes available along with the completion of the independent appraisal, and have been made solely for the purpose of providing the unaudited pro forma condensed consolidated financial information presented below. Differences between these preliminary estimates and the final purchase accounting will occur and these differences could be material.

The Company expects to incur additional costs associated with integrating the businesses of the Company and Treehouse. The unaudited pro forma condensed consolidated financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities.

Based on the Company’s preliminary review of Treehouse’s summary of significant accounting policies disclosed in Treehouse’s financial statements, the nature and amount of any adjustments to the historical financial statements of Treehouse to conform Treehouse’s accounting policies to those of the Company are not expected to be significant. Further review of Treehouse’s accounting policies and financial statements may result in required revisions to Treehouse's policies and classifications to conform to those of the Company.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2014
(In thousands)

	Historical
	Geeknet, Inc.	Treehouse	Pro Forma Adjustments		Pro Forma Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$45,277	$83	$(1,541)	(a)	$43,736
			(83)	(b)
Accounts receivable, net	4,074	132	(11)	(c)	4,195
Inventories, net	17,738	1,195	1	(c)	18,934
Prepaid expenses and other current assets	3,708	32			3,740
Total current assets	70,797	1,442	(1,634)		70,605
Property and equipment, net	1,952	176	(176)	(d)	2,010
			58	(d)
Goodwill		—	1,703	(e)	1,703
Intangible assets		—	1,303	(f)	1,303
Other long-term assets	84	105	(105)	(b)	84
Total assets	$72,833	$1,723	$1,149		$75,705

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,441	$862			$4,303
Deferred revenue	1,842	243			2,085
Accrued and other liabilities	3,224	964	(326)	(b)	4,102
			250	(g)
			(10)	(c)
Total current liabilities	8,507	2,069	(86)		10,490
Other long-term liabilities	14	176	(176)	(b)	1,023
			1,009	(h)
Total liabilities	8,521	2,245	747		11,513
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—				—
Common stock	7				7
Treasury stock	(3,818)				(3,818)
Additional paid-in capital	817,904				817,904
Accumulated other comprehensive income	16				16
Accumulated deficit	(749,797)		(120)	(i)	(749,917)
Members' equity		(522)	522	(j)	—
Total stockholders’ equity	64,312	(522)	402		64,192
Total liabilities and stockholders’ equity	$72,833	$1,723	$1,149		$75,705

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2014
(In thousands, except per share data)

	Historical
	Geeknet, Inc.	Treehouse	Pro Forma Adjustments		Pro Forma Consolidated
Net revenue	$46,086	$4,322	$(96)	(m)	$50,312
Cost of revenue	38,801	3,304	97	(k)	42,140
			(62)	(m)
Gross margin	7,285	1,018	(131)		8,172
Operating expenses:
Sales and marketing	5,496	—	158	(o)	5,654
Technology and design	3,940	—			3,940
General and administrative	4,432	1,614	111	(l)	5,900
			(99)	(n)
			(158)	(o)
Total operating expenses	13,868	1,614	12		15,494
Loss from operations	(6,583)	(596)	(143)		(7,322)
Interest and other income (expense), net	189	(8)			181
Loss from continuing operations before income taxes	(6,394)	(604)	(143)		(7,141)
Income tax benefit	—				—
Net loss from continuing operations	$(6,394)				$(7,141)
Loss per share from continuing operations:
Basic and diluted	$(0.96)				$(1.07)
Shares used in per share calculations:
Basic and diluted	6,676				6,676

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2013
(In thousands, except per share data)

	Historical
	Geeknet, Inc.	Treehouse	Pro Forma Adjustments		Pro Forma Consolidated
Net revenue	$138,262	$9,431	$(228)	(m)	$147,465
Cost of revenue	111,145	7,157	155	(k)	118,246
			(211)	(m)
Gross margin	27,117	2,274	(172)		29,219
Operating expenses:
Sales and marketing	11,888	—	337	(o)	12,225
Technology and design	6,076	—			6,076
General and administrative	9,296	2,159	240	(l)	11,358
			(337)	(o)
Total operating expenses	27,260	2,159	240		29,659
Loss from operations	(143)	115	(412)		(440)
Interest and other income (expense), net	(24)	(17)			(41)
Loss from continuing operations before income taxes	(167)	98	(412)		(481)
Income tax benefit	—				—
Net loss from continuing operations	$(167)				$(481)
Loss per share from continuing operations:
Basic and diluted	$(0.03)				$(0.07)
Shares used in per share calculations:
Basic and diluted	6,620				6,620

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

GEEKNET, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.      Basis of Presentation

On August 1, 2014, pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) between Geeknet, Inc. (the "Company") and Treehouse Brand Stores, LLC (“Treehouse”) and Jed Seigle, the sole manager and 98% owner of Treehouse, the Company completed its acquisition of substantially all the assets of Treehouse and assumed certain related liabilities. The accompanying unaudited pro forma condensed consolidated financial statements present the pro forma consolidated financial position and results of operations of the consolidated company based upon the historical financial statements of the Company and the historical financial statements of Treehouse, after giving effect to the acquisition of Treehouse and adjustments described in these footnotes, and are intended to reflect the impact of the acquisition on the Company.

The unaudited pro forma condensed consolidated balance sheet combines the consolidated balance sheet of the Company as of June 30, 2014 and the balance sheet of Treehouse as of June 30, 2014 and gives effect to the acquisition as if it had been completed on June 30, 2014. The unaudited pro forma condensed consolidated statement of operations for the six months ended and the year ended December 31, 2013 combines the historical results of the Company and the historical results of Treehouse and gives effect to the acquisition as if it had occurred on January 1, 2013.

The acquisition was accounted for using the purchase method of accounting in accordance with Accounting Standard Codification 805, Business Combinations, and the Company’s cost to acquire Treehouse has been allocated to the assets acquired and liabilities assumed based upon the respective preliminary estimate of fair values as of June 30, 2014 using assumptions that the Company’s management believes are reasonable given the information currently available. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The excess of the purchase price over the estimated amounts of net assets as of June 30, 2014 was allocated to goodwill in accordance with the accounting guidance. The Company believes the preliminary estimated fair values assigned to the assets acquired and liabilities assumed are based on reasonable assumptions, however the fair value estimates may change if additional information becomes available. Differences between the preliminary allocation and any changes thereto could be material.

Acquisition-related transaction costs are not included as a component of consideration transferred but are required to be expensed as incurred. The unaudited pro forma condensed consolidated balance sheet reflects the estimated acquisition-related transaction costs of both companies as a reduction of cash with a corresponding decrease in retained earnings. These costs are not presented in the unaudited pro forma condensed consolidated statement of operations because they will not have a continuing impact on the consolidated results.

The unaudited pro forma condensed consolidated financial statements do not reflect the expected realization of cost savings following the acquisition or anticipated costs the Company will incur to realize such synergies. Although management expects that costs savings will result from the acquisition, there can be no assurance that these cost savings will be achieved.

2.      Purchase Price Allocation

The total purchase price has been allocated to Treehouse's tangible assets, identifiable intangible assets and assumed liabilities based on a preliminary estimate of their fair values as of June 30, 2014. The excess of the purchase price over the tangible assets, identifiable intangible assets and assumed liabilities is recorded as goodwill. The Company’s estimates and assumptions in determining the estimated fair values of certain assets and liabilities are preliminary and are subject to change. The total preliminary estimated purchase price was allocated as follows:

(in thousands)
Accounts receivable	$132
Inventories	1,195
Prepaid expenses and other current assets	32
Property and equipment	58
Goodwill	1,703
Intangible assets	1,303
Total assets acquired	4,423

Accounts payable	(862)
Deferred revenue	(243)
Accrued and other liabilities	(638)
Total liabilities assumed	(1,743)

Short-term contingent liabilities	(250)
Other long-term contingent liabilities	(1,009)
Preliminary estimated purchase price	$1,421

3.      Pro Forma Adjustments

The following pro forma adjustments are based on preliminary estimates, which may change as additional information is obtained. Note that the following pro forma adjustments exclude the decrease in interest income that would have resulted based on the estimated decrease in the Company's cash available for investment as a result of the cash paid for the acquisition, as the related interest that would have been earned would be immaterial.

(a) To record the following adjustments to cash (in thousands):

Cash paid relating to acquisition	$1,421
Cash paid for acquisition-related transaction costs(1)	120
Cash used from the Company's cash and cash equivalents	$1,541

(1) Transaction costs incurred after the June 30, 2014 balance sheets presented herein, which excludes an insignificant amount of transaction costs incurred by the Company prior to the acquisition date.

(b) To eliminate certain historical assets and liabilities of Treehouse that were excluded from the acquisition per the Asset Purchase Agreement.

(c) To eliminate the intercompany accounts receivable, accounts payable and inventory related transactions between the Company and Treehouse outstanding at June 30, 2014.

(d) To eliminate the historical cost of the property and equipment, net, of Treehouse, and to establish the fair value of the property and equipment, net, resulting from the acquisition.

(e) To record the portion of the total purchase consideration allocated to goodwill based on the estimated fair value of the total purchase consideration less the estimated fair values assigned to identifiable tangible and intangible assets acquired and liabilities assumed as of June 30, 2014.

(f) To establish the fair value of identifiable intangible assets resulting from the acquisition (in thousands):

	Fair Value	Estimated Useful Life (Years)
Acquired License Agreements	$1,040	5
Developed Technology	138	5
Non-Competition Agreement	82	3
Customer Lists	43	3
Total Identifiable Intangible Assets	$1,303

(g) To record the estimated fair value of a contingent short-term liability due to the seller based on the terms in the Asset Purchase Agreement.

(h) To record the estimated fair value of the long-term contingent liability relating to potential earn-out payments based on the terms of the Asset Purchase Agreement.

(i) To record transaction costs incurred by the Company after the balance sheets presented herein.

(j) To eliminate the historical members' equity of Treehouse.

(k) To record estimated stock-based compensation expense relating to a senior management award resulting from the acquisition.

(l) To record the estimated adjustment to depreciation and amortization expense for the following periods resulting from the acquisition (in thousands):

	Year Ended	Six Months Ended
	December 31, 2013	June 30, 2014
Eliminate Treehouse's historical depreciation and amortization expense	$(74)	$(46)
Estimated depreciation and amortization expense of acquired assets
Amortization of acquired intangibles	277	139
Depreciation of acquired fixed assets	37	18
Total adjustment	$240	$111

(m) To eliminate the intercompany revenue and cost of good sold between the Company and Treehouse for the periods presented herein.

(n) To eliminate stock compensation expense related to Phantom Stock Awards issued by Treehouse that were required to be settled as a result of the acquisition.

(o) To reclassify certain costs included in general and administrative expenses per the Treehouse historical financial statements to sales and marketing expenses to conform to the Company's presentation.